Exhibit 10.1

EXECUTION VERSION

PREFERRED STOCK PURCHASE AGREEMENT

among

eagle bulk shipping inc.

and

the Parties listed on schedule 1 hereto

Dated as of May 26, 2016

PREFERRED STOCK PURCHASE AGREEMENT

PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of May 26, 2016, by and among Eagle Bulk Shipping Inc., a Marshall Islands corporation (the “Company”), and the parties listed on Schedule 1 hereto (each, a “Purchaser,” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company has deemed it advisable and in its best interests to issue and sell to the Purchasers, and each Purchaser has deemed it advisable and in its best interest to purchase from the Company, the number of shares (the “Shares”) of 15% Cumulative Nonparticipating Redeemable Series A Preferred Stock, par value $0.01 per share (the “Preferred Stock”), set forth next to each Purchaser’s name on Schedule 1 hereto, subject to the terms and conditions set forth in this Agreement; and

WHEREAS, in order to permit the issuance of the Shares of Preferred Stock, the Company deems it advisable and in its best interests to seek the approval of the holders of its Common Stock of an amendment to its Articles of Incorporation pursuant to the Shareholder Approval.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1     Definitions. In this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings specified or referred to in this Section 1.1:

“Action” means any action, claim, suit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative entity, agency or commission or any arbitration tribunal.

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning specified in the Preamble.

“Articles of Incorporation” means the Second Amended and Restated Articles of Incorporation of the Company.

“Closing” has the meaning specified in Section 2.2(a).

“Closing Date” has the meaning specified in Section 2.2(a).

“Common Stock” means the common stock, $.01 par value, of the Company.

“Company” has the meaning specified in the Preamble.

“Court Order” means any judgment, order, award or decree of any foreign, Federal, state, local or other court or administrative or regulatory body and any award in any arbitration proceeding.

“Encumbrance” means any lien (statutory or other), encumbrance, claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference, priority or other security agreement or preferential arrangement of any kind or nature, and any easement, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Governmental Body” means any foreign, Federal, state, local or other government, governmental, statutory or administrative authority or regulatory body, self-regulatory organization or any court, tribunal or judicial or arbitral body.

“Losses” means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, fees, expenses, deficiencies, claims or other charges, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown (including the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys’ fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions).

“Party” means the Company and each individual or financial institution listed on Schedule 1 hereto.

“Person” means any individual, partnership, corporation, limited liability company, association, joint venture, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Preferred Stock” has the meaning specified in the Preamble.

“Purchasers” has the meaning specified in the Preamble.

“Registrar” means the Registrar of Corporations of the Republic of the Marshall Islands.

“Requirements of Law” means any applicable foreign, Federal, state and local laws, statutes, regulations, rules, codes, ordinances, Court Orders and requirements enacted, adopted, issued or promulgated by any Governmental Body or common law or any applicable consent decree or settlement agreement entered into with any Governmental Body.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder Approval” shall mean the approval by the holders of the Common Stock pursuant to Article FOURTEENTH of the Articles of Incorporation of an amendment to Article FOURTH of the Articles of Incorporation to specify the total number of shares of preferred stock that the Company is authorized to issue as required by Section 28(e) of the Business Corporations Act of the Republic of the Marshall Islands.

“Shares” has the meaning specified in the Preamble.

“Statement of Designations” means the Statement of the Designations, Preferences and Rights of the Preferred Stock adopted by the Board of Directors of the Company and duly filed with the Registrar on or before the Closing Date substantially in the form attached hereto as Exhibit A.

“Subsidiary” means any corporation or other entity in which the Company owns or controls more than fifty percent (50%) of (i) the equity interests or (ii) the voting power of the voting equity securities of any such corporation or other entity.

Section 1.2     Interpretation.

(a)     In this Agreement, unless the context clearly indicates otherwise:

(i)     words used in the singular include the plural and words in the plural include the singular;

(ii)     reference to any gender includes the other gender;

(iii)     the word “including” (and with correlative meaning “include”) means “including but not limited to” or “including without limitation”;

(iv)     reference to any Article, Section, Exhibit or Schedule means such Article or Section of, or such Exhibit or Schedule to, this Agreement, as the case may be, and reference in any Section or definition to any clause means such clause of such Section or definition;

(v)     the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(vi)     reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(vii)     reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(viii)     relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”; and

(ix)     the titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement.

(b)     This Agreement was negotiated by the Parties with the benefit of legal representation, and no rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall apply to any construction or interpretation hereof. Subject to Section 8.6, this Agreement shall be interpreted and construed to the maximum extent possible so as to uphold the enforceability of each of the terms and provisions hereof.

ARTICLE II

PURCHASE AND ISSUANCE OF PREFERRED STOCK

Section 2.1     Purchase and Issuance of Preferred Stock. At the Closing, upon the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the number of Shares of Preferred Stock set forth next to each Purchaser’s name on Schedule 1 hereto at a purchase price equal to $1,000.00 per share with a 1.0% original issue discount (the “Purchase Price”). If any Purchaser defaults in the payment of such Purchase Price for such Purchaser’s Shares of Preferred Stock at the Closing (a “Defaulting Purchaser”), the non-defaulting Purchasers may make arrangements satisfactory to the Company for the purchase of the Shares of Preferred Stock that were to be purchased by the Defaulting Purchaser by any of the non-defaulting Purchasers or by any other Person reasonably acceptable to the Company; provided, that such arrangements and purchase by any non-defaulting Purchaser or other person shall in no way relieve such Defaulting Purchaser of any liability under this Agreement.

Section 2.2     The Closing.

(a)     The closing of the transactions contemplated hereby (the “Closing”) will take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York on the third business day after the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are satisfied at the Closing); or at such other time and date to be agreed by the Purchasers purchasing a majority of the Preferred Stock and the Company (such date and time of delivery and payment for the Preferred Stock being herein called, the “Closing Date”).

(b)     At the Closing, the Company shall issue and deliver to each Purchaser one or more stock certificates, duly executed by the Company and registered in the Company’s stock ledger in each Purchaser’s name, representing the number of Shares of Preferred Stock being purchased by such Purchaser at the Closing. As payment in full for the Shares of Preferred Stock being purchased by it under this Agreement, at the Closing each Purchaser shall pay to the Company, by wire transfer to an account specified by the Company, in immediately available funds, the amount set forth opposite the name of such Purchaser on Schedule 1.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to the Purchasers to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 3.1     Organization. The Company and each Subsidiary is duly incorporated or formed and validly existing and in good standing under the law of its jurisdiction of incorporation or formation.

Section 3.2     Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and, after giving effect to the Shareholder Approval and the amendment to the Articles of Incorporation contemplated thereby, to perform its obligations hereunder in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action, including in compliance with Article ELEVENTH of the Articles of Incorporation. This Agreement has been, and at or prior to the Closing, will have been, duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles.

Section 3.3     No Violation; Consents and Approvals. The execution and delivery by the Company of this Agreement does not, and the consummation by the Company of any of the transactions contemplated hereby and compliance by the Company with the terms, conditions and provisions hereof (including the issuance of the Preferred Stock) will not:

(i)     after giving effect to the Shareholder Approval and the amendment to the Articles of Incorporation contemplated thereby, conflict with, violate, result (with the giving of notice or passage of time or both) in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets or properties of the Company or any Subsidiary under (A) the articles of incorporation or certificate of formation or the by-laws or limited liability company agreement, each as applicable, of the Company or any Subsidiary, (B) any note, instrument, agreement, contract, mortgage, lease, license, franchise, guarantee, permit or other authorization, right, restriction or obligation to which the Company or any Subsidiary is a party or any of their respective assets or properties is subject or by which the Company or any Subsidiary is bound, (C) any Court Order to which the Company or any Subsidiary is a party or any of their respective assets or properties is subject or by which the Company or any Subsidiary is bound, or (D) any Requirements of Law applicable to the Company or any Subsidiary or any of their respective assets or properties; or

(ii)     require the approval, consent, authorization or act of, or the making by the Company or any Subsidiary of any declaration, filing or registration with, any Person (including under the Securities Act or state securities laws), except for the requisite filing of the Statement of Designations, the amendment of the Articles of Incorporation to give effect to the Shareholder Approval, the applicable reporting requirements of the Exchange Act and the filing of a notice of an exempt offering on Form D for the transactions contemplated by this Agreement.

Section 3.4     Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, of which 45,713,023, shares are issued and outstanding, and all such outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. After giving effect to the Shareholder Approval and the amendment to the Articles of Incorporation contemplated thereby, the shares of Preferred Stock will be duly authorized, and when issued in accordance with this Agreement, (i) will be validly issued, fully paid and non-assessable and will be free and clear of any Encumbrances (other than, with respect to any Purchaser, any Encumbrances created by or through such Purchaser and restrictions on transfer imposed by the Securities Act, and applicable state securities laws) and the Purchasers will have good title thereto, (ii) will have the rights, preferences and privileges described in the Statement of Designations, (iii) will not have been issued in violation of any preemptive or subscription rights and will not result in the antidilution provisions of any security of the Company becoming applicable, and (iv) assuming the accuracy of the representations made by the Purchasers in Section 4.4, the offer and sale of the Shares of Preferred Stock by the Company will not require registration under the Securities Act.

Section 3.5     Compliance with Laws. (a)     The Company and each of the Subsidiaries is in compliance with all laws and regulatory requirements to which it is subject, except for such non-compliance that (i) could not reasonably be expected to have a material adverse effect on the business, assets, operations, financial position or results of operations of the Company and the Subsidiaries, taken as a whole or (ii) occurs as a direct result of any proceedings or investigations directly with respect to the matters described under the Section “Legal Proceedings” under Note 6 to the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the period ended March 31, 2016.

(b)     The Company shall not directly or, to the best of the Company’s knowledge (after due and careful inquiry) indirectly, use the proceeds of the sale of the Shares of Preferred Stock to be issued under this Agreement, or lend, contribute or otherwise make available such proceeds directly or, to the best of the Company’s knowledge (after due and careful inquiry) indirectly, to any subsidiary, joint venture partner or other person in any manner or for any purpose prohibited by U.S. economic or trade sanctions.

Section 3.6     Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Shares of Preferred Stock to be issued under this Agreement. No registration of the shares of Preferred Stock to be issued under this Agreement, pursuant to any provision of the Securities Act or any state securities or “blue sky” laws, will be required by the offer, sale or issuance of the shares of Preferred Stock to be issued under this Agreement. The Company agrees that neither it, nor, anyone acting on its behalf, shall offer to sell the Shares of Preferred Stock to be issued under this Agreement or any other securities of the Company so as to require the registration of the Shares of Preferred Stock being offered hereby pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, unless the offer and sale of the Shares of Preferred Stock to be issued under this Agreement or such other securities is so registered.

Section 3.7     Disclosure. The Company is in compliance with its reporting obligations under Section 13 of the Exchange Act.

Section 3.8     Financial Statements. The historical audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Audited Financial Statements”) and the historical unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016 (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”), present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in all material respects in conformity with the generally accepted accounting principles in the United States applied on a consistent basis for the periods shown (except as otherwise noted in the Financial Statements, including changes resulting from the Company’s adoption of “fresh-start” accounting principles effective as of October 16, 2014, and except in the case of the Interim Financial Statements, as permitted for Quarterly Reports on Form 10-Q, and that such Interim Financial Statements are subject to normal recurring year-end adjustments in the ordinary course of business).

Section 3.9     No Material Adverse Change in Business. Since December 31, 2015, there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries, taken as a whole, that is material and adverse, except as set forth in the Company’s filings with the SEC made pursuant to the requirements of the Exchange Act after December 31, 2015, and prior to the date that is three business days prior to the date of this Agreement.

Section 3.10     Section 16. The Board of Directors has approved the issuance and sale of the Preferred Stock in the manner required to exempt the acquisition of such Preferred Stock from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE Purchasers

As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, each Purchaser, severally and not jointly, represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 4.1     Organization. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

Section 4.2     Authorization. Such Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder in accordance with the terms hereof. This Agreement has been and at or prior to the Closing, will have been, duly executed and delivered by such Purchaser, and constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles.

Section 4.3     No Violation. The execution and delivery and performance by such Purchaser of this Agreement do not conflict with, violate or result (with the giving of notice or passage of time or both) in a breach of the terms, conditions or provisions of the certificate of incorporation or by-laws or comparable organizational documents of such Purchaser, or any Court Order to which such Purchaser is a party.

Section 4.4     Investment Representations.

(a)     Such Purchaser is acquiring the shares of the Preferred Stock to be issued under this Agreement to such Purchaser for its own account with the present intention of holding such securities for purposes of investment, and it has no intention of selling such securities in a public distribution in violation of the Federal securities laws or any applicable state securities laws.

(b)     Such Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c)     Such Purchaser understands that (i) the shares of the Preferred Stock to be issued hereunder have not been and will not be registered under the Securities Act, or any applicable state securities laws, and will be issued in reliance on exemptions from the registration requirements under the Securities Act and state securities laws, and may not be re-offered or resold except through a valid and effective registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act and applicable state securities laws, and (ii) the certificates that will be issued upon the issuance of such shares of the Preferred Stock will contain a legend with reference to the necessity for compliance with state and Federal securities laws in substantially the forms set forth in Section 5.1.

(d)     Such Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Company, and has so evaluated the merits and risks of such investment, and understands that it may be required to bear the risks thereof.

(e)     Such Purchaser has conducted its own independent evaluation, made its own analysis and consulted with advisors as it has deemed necessary, prudent, or advisable in order for such Purchaser to make its own determination and decision to enter into the transactions contemplated by this Agreement and to execute and deliver this Agreement.

(f)     Such Purchaser has adequate information to evaluate the transactions contemplated by this Agreement and has had the opportunity to discuss such information with a representative of the Company and to obtain and review information reasonably requested by the Purchaser.

(g)     Such Purchaser is not purchasing the Shares of Preferred Stock as a result of any advertisement, article, notice or other communication regarding the Shares of Preferred Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Purchaser’s knowledge, any other general solicitation or general advertisement. Neither such Purchaser nor its Affiliates or any person acting on its or any of their behalf has engaged, or will engage, in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Shares of Preferred Stock.

(h)     No brokerage or finder’s fees or commissions are or will be payable by such Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the issuance of the Shares of Preferred Stock, and such Purchaser has not taken any action that could cause the Company to be liable for any such fees or commissions.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1     Legend. Each certificate representing any Shares of the Preferred Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “securities act”), or the securities laws of any state. The securities may not be offered for sale, sold or otherwise transferred except INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.”

Section 5.2     Existence and Compliance. The Company and each Subsidiary will maintain their respective existence, good standing and qualification to do business where required and comply with all agreements, instruments, judgments, laws, regulations and governmental requirements, applicable to them or to any of their respective properties, business operations and transactions, except for such non-compliance with this Section 5.2 that could not reasonably be expected to have a material adverse effect on the business, assets, operations, financial position or results of operations of the Company and the Subsidiaries, taken as a whole, and provided that nothing in this Section 5.2 shall prevent the merger of a Subsidiary into the Company or another Subsidiary.

Section 5.3     Voting Agreement. Each Purchaser hereby severally agrees with the Company that it shall, and shall cause its Affiliates, to vote all shares of Common Stock held by it or its Affiliates in favor of the Shareholder Approval at a special meeting of shareholders to be held by the Company for the purpose of seeking the Shareholder Approval, including voting or causing to be voted (including by proxy, if applicable) all of the Common Stock owned by it or its Affiliates in favor of the amendment to the Articles of Incorporation contemplated by the Shareholder Approval. From the date of this Agreement through the completion of such special meeting of shareholders (or an adjournment thereof), each Purchaser severally agrees that it shall not, and shall cause each of its Affiliates not to, transfer, sell, gift, pledge or otherwise dispose of its respective shares of Common Stock unless the transferee of such shares of Common Stock of the Company agrees in writing prior to any transfer, sale, gift, pledge or other disposition to vote in favor of the Shareholder Approval. Any attempt to transfer shares of Common Stock that does not comply with the provisions of the immediately preceding sentence shall be null and void ab initio.

ARTICLE VI

CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS AND THE COMPANY

Section 6.1     Conditions to the Purchaser’s Obligations .The obligation of each Purchaser to pay to the Company the Purchase Price in respect of the Shares of Preferred Stock to be issued under this Agreement to such Purchaser in accordance with Schedule 1 hereto is subject to the fulfillment to the reasonable satisfaction of, or, to the extent permitted by law, waiver by, such Purchaser at or prior to the Closing of each of the following conditions:

(a)     Shareholder Approval and Amendment to the Articles of Incorporation. The Shareholder Approval shall have been obtained and the Articles of Incorporation shall have been (i) duly amended and (ii) filed with the Registrar and evidence of the acceptance and effectiveness of such filing provided by the Registrar.

(b)     Statement of Designations. The Statement of Designations shall have been executed in accordance with the relevant provisions of the Marshall Islands Business Corporations Act, and duly filed with the Registrar of Corporations of the Republic of the Marshall Islands, and the Purchasers shall have received evidence thereof in form and substance reasonably satisfactory to the Purchasers.

(c)     Covenants and Agreements. The Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it hereunder on or prior to the Closing Date.

(d)     Legal Opinions. The Purchasers shall have received an opinion from Seward & Kissel LLP substantially in the form of Exhibit B hereto and an opinion from Akin Gump Strauss Hauer & Feld LLP substantially in the form of Exhibit C hereto.

(e)     Payment of Expenses. The Company shall have satisfied its obligations under the last sentence of Section 8.10 below.

(f)     No Injunction. No Governmental Body or any other Person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated by this Agreement, nor to the Purchaser’s knowledge, shall any such order, injunction, judgment, decree, ruling or assessment be threatened or pending.

(g)     Representations and Warranties. The representations and the warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date, except with respect to provisions including the word “material,” “material adverse effect” or words of similar import and except with respect to materiality, as reflected under GAAP, in the representations and warranties contained in Section 3.8 relating to the financial statements, with respect to which such representations and warranties shall be true and correct at and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, except that representations and warranties made as of a specified date need be true and correct only as of that date.

Section 6.2     Conditions to the Company’s Obligations. The obligation of the Company to sell and issue the Shares of Preferred Stock being sold and issued by it at the Closing is subject to the fulfillment on or before the Closing Date of the following conditions, any of which may be waived by the Company in its sole discretion:

(a)     Shareholder Approval and Amendment to the Articles of Incorporation. The Shareholder Approval shall have been obtained and the Articles of Incorporation shall have been (i) duly amended and (ii) filed with the Registrar and evidence of the acceptance and effectiveness of such filing provided by the Registrar.

(b)     No Injunction. No Governmental Body or any other Person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated by this Agreement, nor to the Company’s knowledge, shall any such order, injunction, judgment, decree, ruling or assessment be threatened or pending.

(c)     Securities Law Compliance. The offer and sale of the Shares of Preferred Stock to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(d)     Purchase Price Paid. The Purchasers shall have paid the Purchase Price to the Company as set forth in Schedule 1 hereto.

(e)     Covenants and Agreements. With respect to the sale of Shares to any Purchaser, such Purchaser shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by such Purchaser hereunder on or prior to the Closing Date.

(f)     Representations and Warranties. With respect to each Purchaser, the representations and the warranties of such Purchaser contained in this Agreement shall be true and correct in all material respects, except with respect to provisions including the word “material,” “material adverse effect” or words of similar import, at and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

ARTICLE VII

TERMINATION

Section 7.1     Termination. This Agreement may be terminated on a Purchaser-by-Purchaser basis (i) by mutual consent between the Company and such Purchaser evidenced in writing and (ii) by such Purchaser or the Company if the Closing does not occur on or before August 1, 2016, provided that the party seeking to terminate this Agreement pursuant to this Section 7.1 shall not have breached in any material respects its representations, warranties or covenants set forth in this Agreement.

Section 7.2     Effect of Termination. If this Agreement is terminated by either the Company or a Purchaser pursuant to the provisions of Section 7.1, this Agreement with respect to the Company and such Purchaser shall forthwith become void and there shall be no further obligations on the part of the Company or such Purchaser or their respective stockholders, directors, officers, employees, agents or representatives, except for the provisions of Article VIII, which shall survive any termination of this Agreement; provided, however, that nothing in this Section 7.2 shall relieve any party from liability for any breach of any representation, warranty, covenant, or agreement under this Agreement prior to such termination or for any willful breach of this Agreement.

Section 7.3     Extensions; Waiver. At any time prior to any applicable compliance time (including the termination provisions set forth in Section 7.1), the Company and any Purchaser may (a) extend the time for the performance of any of the obligations or other acts of the Company or such Purchaser, respectively, (b) waive any inaccuracies in the representations and warranties contained herein and (c) waive compliance with any of the agreements or conditions herein. Any agreement on the part of a Purchaser to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such Purchaser and the Company and shall be deemed to modify the terms and conditions of this Agreement as between such Purchaser and the Company.

ARTICLE VIII

MISCELLANEOUS

Section 8.1     Survival of Obligations. All representations, warranties, covenants, agreements and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

Section 8.2     Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) when delivered by electronic mail (so long as notification of a failure to deliver such electronic mail is not received by the sending party), (iii) if transmitted by facsimile when confirmation of transmission is received by the sending party, (iv) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third business day after mailing or (v) if sent by reputable overnight courier when received; and shall be addressed to each Purchaser as set forth on its respective signature pages and if to the Company as follows:

Eagle Bulk Shipping Inc.

300 First Stamford Place, 5th Floor

Stamford, Connecticut 06902

Attention: Adir Katzav

Facsimile: 203 276-8199

Email: akatzav@eagleships.com

with a copy to:

Akin Gump Strauss Hauer & Feld LLP

1333 New Hampshire Ave. N.W.

Washington, DC 20036

Attention: Daniel I. Fisher

Facsimile: 202 887-4288

Email: dfisher@akingump.com

Any Party may, from time to time, change its address, facsimile number, e-mail address or other information for the purpose of notices to that Party by giving notice specifying such change to the other Parties.

Section 8.3     Execution in Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become binding when one or more counterparts have been signed by and delivered to each of the Parties.

Section 8.4     Amendments. This Agreement shall not be amended, modified or supplemented prior to the Closing except by a written instrument signed by all the Parties. This Agreement shall not be amended, modified or supplemented after the Closing except by a written instrument signed by the all the Parties; provided, that no amendment, modification or supplement that disproportionately adversely affects the interests of a Purchaser shall be effective without the written consent of such disproportionately adversely affected Purchaser.

Section 8.5     Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is in writing signed by an authorized representative of such Party. The failure or delay of any Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 8.6     Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

Section 8.7     Assignment; Successors and Assigns. Neither this Agreement nor any of the rights and obligations of any Party hereunder may be assigned, delegated or otherwise transferred by such Party without the prior written consent of each other Party; provided, that any Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any of its Affiliates or to any transferee of the Shares of Preferred Stock. No such assignment, delegation or other transfer shall relieve the assignor of any of its obligations or liabilities hereunder. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 8.8     No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any third Person, other than the Parties and their respective successors and assigns permitted by Section 8.7, any right, remedy or claim under or by reason of this Agreement.

Section 8.9     Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York without regard to its conflict of laws principles.

Section 8.10     Expenses. The Company shall pay all delivery expenses and stamp, transfer, issue, documentary and similar taxes, assessments and charges levied under the laws of any applicable jurisdiction in connection with the issuance of the Shares of Preferred Stock and will hold the Purchasers or other holders thereof harmless, without limitation as to time, against any and all liabilities with respect to all such delivery expenses, taxes, assessments and charges. The Company shall pay all reasonable and documented fees and expenses of the Purchasers, including the reasonable and documented fees and expenses of one legal counsel of the Purchasers selected by a majority of the Purchasers in an amount not to exceed $100,000.

Section 8.11     Submission to Jurisdiction. Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Purchaser may otherwise have to bring any action or proceeding relating to this Agreement against the Company and its Subsidiaries or their respective properties in the courts of any jurisdiction or any right that the Company may otherwise have to bring any action or proceeding relating to this Agreement against any Purchaser or its properties in the courts of any jurisdiction. Each Party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in such a court referred to in the first sentence of this Section 8.11 and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 8.12     WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY(WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO IT THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.13     Public Announcements. The Company and the Purchasers shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated herein, and shall not issue any such press release or make any such public statement that uses the name of any Purchaser or any affiliate thereof without the prior written consent of each such Purchaser and affiliate whose name is proposed to be used; provided, that no Purchaser shall make any public announcements or otherwise communicate with the news media with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Company. Notwithstanding the forgoing, any Party may make or cause to be made any press release or similar public announcement or communication as may be required to comply with (a) the requirements of applicable law, including the Exchange Act or (b) its disclosure obligations or practices with respect to its investors; provided that prior to making any such disclosure under this clause (b), such Party shall provide a copy of such proposed disclosure to the Company and shall only publicly make such disclosure with the consent of the Company, which consent shall not be unreasonably withheld or delayed, if the Company has not previously made a public announcement of the transactions contemplated hereby.

Section 8.14     Right to Conduct Activities. The Company and each Purchaser acknowledge that some or all of the Purchasers are professional investors, and as such invest in numerous portfolio companies, some of which may be competitive with the Company’s business. No Purchaser shall be liable to the Company or to another Purchaser for any claim arising out of, or based upon, (i) the investment by the Purchaser or any Affiliate of the Purchaser in any entity competitive to the Company or (ii) actions taken by the Purchaser or any Affiliate of the Purchaser to assist any such competitive company, whether or not such action was taken as a board member of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company, so long as such Purchaser or such Affiliate does not use or permit the use of confidential or proprietary information of the Company or of its affiliates.

Section 8.15     Entire Agreement. This Agreement, the Exhibits and the Schedules and the documents delivered pursuant hereto and thereto constitute the entire agreement and understanding among the Parties with respect to the subject matter contained herein or therein, and supersede any and all prior agreements, negotiations, discussions, understandings, term sheets or letters of intent between or among any of the Parties with respect to such subject matter.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement, to be effective on the date first above written.

EAGLE BULK SHIPPING INC.

By:	/s/ Adir Katzav
Name: Adir Katzav
Title: Chief Financial Officer

[Signature Page to Preferred Stock Purchase Agreement]

OAKTREE VALUE OPPORTUNITIES FUND, L.P.

By: Oaktree Value Opportunities Fund GP, L.P., its General Partner

By: Oaktree Value Opportunities Fund GP Ltd., its General Partner

By: Oaktree Capital Management, L.P., its Director

By:	/s/ Mahesh Balakrishnan
Name: Mahesh Balakrishnan Title: Managing Director

By:	/s/ Kenneth Liang
Name: Kenneth Liang
Title: Managing Director

Notice Information:	Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor Los Angeles, CA 90071

Attn: Hyunjoo Quon Phone: (213) 830-6298 Fax: (213) 830-6294 Email: hquon@oaktreecapital.com

[Signature Page to Preferred Stock Purchase Agreement]

OAKTREE HUNTINGTON INVESTMENT FUND, L.P.

By: Oaktree Huntington Investment Fund GP, L.P., its General Partner

By: Oaktree Huntington Investment Fund GP Ltd., its General Partner

By: Oaktree Capital Management, L.P., its Director

By:	/s/ Mahesh Balakrishnan
Name: Mahesh Balakrishnan Title: Managing Director

By:	/s/ Kenneth Liang
Name: Kenneth Liang
Title: Managing Director

Notice Information:	Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor Los Angeles, CA 90071

Attn: Hyunjoo Quon Phone: (213) 830-6298 Fax: (213) 830-6294 Email: hquon@oaktreecapital.com

[Signature Page to Preferred Stock Purchase Agreement]

OAKTREE OPPORTUNITIES FUND VIIIB, L.P.

By: Oaktree Opportunities Fund VIIIb GP, L.P., its General Partner

By: Oaktree Opportunities Fund VIIIb GP Ltd., its General Partner

By: Oaktree Capital Management, L.P., its Director

By:	/s/ Mahesh Balakrishnan
Name: Mahesh Balakrishnan Title: Managing Director

By:	/s/ Kenneth Liang
Name: Kenneth Liang
Title: Managing Director

Notice Information:	Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor Los Angeles, CA 90071

Attn: Hyunjoo Quon Phone: (213) 830-6298 Fax: (213) 830-6294 Email: hquon@oaktreecapital.com

[Signature Page to Preferred Stock Purchase Agreement]

OAKTREE OPPORTUNITIES FUND VIIIB, L.P.

By: Oaktree Opportunities Fund VIIIb GP, L.P., its General Partner

By: Oaktree Opportunities Fund VIIIb GP Ltd., its General Partner

By: Oaktree Capital Management, L.P., its Director

By:	/s/ Mahesh Balakrishnan
Name: Mahesh Balakrishnan Title: Managing Director

By:	/s/ Kenneth Liang
Name: Kenneth Liang
Title: Managing Director

Notice Information:	Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor Los Angeles, CA 90071

Attn: Hyunjoo Quon Phone: (213) 830-6298 Fax: (213) 830-6294 Email: hquon@oaktreecapital.com

[Signature Page to Preferred Stock Purchase Agreement]

OAKTREE OPPORTUNITIES FUND VIIIB, L.P.

By: Oaktree Opportunities Fund VIIIb GP, L.P., its General Partner

By: Oaktree Opportunities Fund VIIIb GP Ltd., its General Partner

By: Oaktree Capital Management, L.P., its Director

By:	/s/ Mahesh Balakrishnan
Name: Mahesh Balakrishnan Title: Managing Director

By:	/s/ Kenneth Liang
Name: Kenneth Liang
Title: Managing Director

Notice Information:	Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor Los Angeles, CA 90071

Attn: Hyunjoo Quon Phone: (213) 830-6298 Fax: (213) 830-6294 Email: hquon@oaktreecapital.com

[Signature Page to Preferred Stock Purchase Agreement]

OAKTREE OPPORTUNITIES FUND VIIIB (PARALLEL), L.P.

By: Oaktree Opportunities Fund VIIIb GP, L.P., its General Partner

By: Oaktree Opportunities Fund VIIIb GP Ltd., its General Partner

By: Oaktree Capital Management, L.P., its Director

By:	/s/ Mahesh Balakrishnan
Name: Mahesh Balakrishnan Title: Managing Director

By:	/s/ Kenneth Liang
Name: Kenneth Liang
Title: Managing Director

Notice Information:	Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor Los Angeles, CA 90071

Attn: Hyunjoo Quon Phone: (213) 830-6298 Fax: (213) 830-6294 Email: hquon@oaktreecapital.com

[Signature Page to Preferred Stock Purchase Agreement]

OAKTREE OPPORTUNITIES IX, L.P.

By: Oaktree Opportunities Fund IX GP, L.P., its General Partner

By: Oaktree Opportunities Fund IX GP Ltd., its General Partner

By: Oaktree Capital Management, L.P., its Director

By:	/s/ Mahesh Balakrishnan
Name: Mahesh Balakrishnan Title: Managing Director

By:	/s/ Kenneth Liang
Name: Kenneth Liang
Title: Managing Director

Notice Information:	Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor Los Angeles, CA 90071

Attn: Hyunjoo Quon Phone: (213) 830-6298 Fax: (213) 830-6294 Email: hquon@oaktreecapital.com

[Signature Page to Preferred Stock Purchase Agreement]

OAKTREE OPPORTUNITIES FUND IX (PARALLEL), L.P.

By: Oaktree Opportunities Fund IX GP, L.P., its General Partner

By: Oaktree Opportunities Fund IX GP Ltd., its General Partner

By: Oaktree Capital Management, L.P., its Director

By:	/s/ Mahesh Balakrishnan
Name: Mahesh Balakrishnan Title: Managing Director

By:	/s/ Kenneth Liang
Name: Kenneth Liang
Title: Managing Director

Notice Information:	Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor Los Angeles, CA 90071

Attn: Hyunjoo Quon Phone: (213) 830-6298 Fax: (213) 830-6294 Email: hquon@oaktreecapital.com

[Signature Page to Preferred Stock Purchase Agreement]

OAKTREE OPPORTUNITIES FUND IX (PARALLEL 2), L.P.

By: Oaktree Opportunities Fund IX GP, L.P., its General Partner

By: Oaktree Opportunities Fund IX GP Ltd., its General Partner

By: Oaktree Capital Management, L.P., its Director

By:	/s/ Mahesh Balakrishnan
Name: Mahesh Balakrishnan Title: Managing Director

By:	/s/ Kenneth Liang
Name: Kenneth Liang
Title: Managing Director

Notice Information:	Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor Los Angeles, CA 90071

Attn: Hyunjoo Quon Phone: (213) 830-6298 Fax: (213) 830-6294 Email: hquon@oaktreecapital.com

[Signature Page to Preferred Stock Purchase Agreement]

NB DISTRESSED DEBT MASTER FUND LP By: Neuberger Berman Investment Advisers LLC, as Investment Manager

By:	/s/ Ravi Soni
Name: Ravi Soni
Title: Senior Vice President

Notice Information:	NB Distressed Debt Master Fund LP
c/o Neuberger Berman 190 S. La Salle St., Suite 2300 Chicago, IL 60603

Attn: Bank Loan Team Phone: (312) 325-7798 Fax: (201) 719-2191 Email: 12017192191@tls.ldsprod.com with a copy to: Email: FIBankLoanSettlements@nb.com

[Signature Page to Preferred Stock Purchase Agreement]

NB DISTRESSED DEBT INVESTMENT FUND LIMITED By: Neuberger Berman Investment Advisers LLC, as Investment Manager

By:	/s/ Ravi Soni
Name: Ravi Soni
Title: Senior Vice President

Notice Information:	NB Distressed Debt Investment Fund Limited
c/o Neuberger Berman 190 S. La Salle St., Suite 2300 Chicago, IL 60603

Attn: Bank Loan Team Phone: (312) 325-7798 Fax: (201) 719-2191 Email: 12017192191@tls.ldsprod.com with a copy to: Email: FIBankLoanSettlements@nb.com

[Signature Page to Preferred Stock Purchase Agreement]

GOLDENTREE 2004 TRUST By: GoldenTree Asset Management, LP, its Investment Advisor

By:	/s/ Karen Weber
Name: Karen Weber
Title: Director- Bank Debt

Notice Information:	GoldenTree 2004 Trust
300 Park Avenue, 21st Floor New York, NY 10022

Attn: Brian DaSilva Phone: (212) 847-3548 Fax: (212) 847-3429 Email: GTAMNOTICES@goldentree.com

[Signature Page to Preferred Stock Purchase Agreement]

GT NM, L.P. By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name: Karen Weber
Title: Director- Bank Debt

Notice Information:	GT NM, L.P.
300 Park Avenue, 21st Floor New York, NY 10022

Attn: Brian DaSilva Phone: (212) 847-3548 Fax: (212) 847-3429 Email: GTAMNOTICES@goldentree.com

[Signature Page to Preferred Stock Purchase Agreement]

SAN BERNARDINO COUNTY EMPLOYEES' RETIREMENT ASSOCIATION By: GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name: Karen Weber
Title: Director- Bank Debt

Notice Information:	San Bernardino County Employees’ Retirement Association
300 Park Avenue, 21st Floor New York, NY 10022

Attn: Brian DaSilva Phone: (212) 847-3548 Fax: (212) 847-3429 Email: GTAMNOTICES@goldentree.com

[Signature Page to Preferred Stock Purchase Agreement]

LISA AND STEVEN TANANBAUM FAMILY FOUNDATION

By:	/s/ Steven Tananbaum
Name: Steven Tananbaum
Title: Authorized Signatory

Notice Information:	Lisa and Steven Tananbaum Family Foundation
10 Loden Lane Purchase, NY 10577

Attn: Steven Tananbaum, Robin Statsky and Anastasia Athanasiou Fax: (212) 847-3559 Email: stananbaum@goldentree.com

[Signature Page to Preferred Stock Purchase Agreement]

GARY S. VOGEL

/s/ Gary S. Vogel

Notice Information:	Gary S. Vogel
c/o Eagle Bulk Shipping Inc. 300 First Stamford Place Stamford, CT 06902

Phone: (303) 276-8100 Fax: (203) 276-8199 Email: gvogel@eagleships.com

[Signature Page to Preferred Stock Purchase Agreement]

PAUL LEAND

/s/ Paul Leand

Notice Information:	Paul Leand
152 Stuyvesant Avenue Rye, NY 10580

Phone: (917) 442-2300 Fax: (212) 208-4630 Email: pleand@amausa.com

[Signature Page to Preferred Stock Purchase Agreement]

Schedule 1

Purchaser	Shares	Aggregate Purchase Price
Oaktree Value Opportunities Fund, L.P.	487	$482,130.00
Oaktree Huntington Investment Fund, L.P.	8	$7,920.00
Oaktree Opportunities Fund VIIIB, L.P.	813	$804,870.00
Oaktree Opportunities Fund VIIIB (Parallel), L.P.	202	$199,980.00
Oaktree Opportunities Fund IX, L.P.	2,051	$2,030,490.00
Oaktree Opportunities Fund IX (Parallel), L.P.	365	$361,350.00
Oaktree Opportunities Fund IX (Parallel 2), L.P.	25	$24,750.00
NB Distressed Debt Master Fund LP	258	$255,420.00
NB Distressed Debt Investment Fund Limited	378	$374,220.00
GoldenTree 2004 Trust	1,585	$1,569,150.00
GT NM, L.P.	17	$16,830.00
San Bernardino County Employees’ Retirement Association	50	$49,500.00
Lisa and Steven Tananbaum Family Foundation	33	$32,670.00
Gary Vogel	27	$26,730.00
Paul Leand	27	$26,730.00

Exhibit A

Statement of Designations

STATEMENT OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

15% CUMULATIVE NONPARTICIPATING REDEEMABLE SERIES A PREFERRED STOCK

of

EAGLE BULK SHIPPING INC.

Pursuant to Section 35 of Part I (Business Corporations Act) of the Republic of the Marshall Islands Associations Law:

We, Gary Vogel, Chief Executive Officer, and Adir Katzav, Secretary, of Eagle Bulk Shipping Inc., a corporation organized and existing under the Republic of the Marshall Islands Associations law (the “Corporation”), in accordance with the provisions of Section 35 of Part I thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Second Amended and Restated Articles of Incorporation of the said Corporation, the said Board of Directors on [     ], 2016, adopted the following resolution creating a series of 8,700 shares of preferred stock designated as 15% Cumulative Nonparticipating Redeemable Series A Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Second Amended and Restated Articles of Incorporation, a series of preferred stock, par value $0.01 per share, of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

1.     Designation and Amount. The shares of such series shall be designated as “15% Cumulative Nonparticipating Redeemable Series A Preferred Stock” (“Series A Preferred Stock”) and the number of shares constituting such series shall be 8,700. Each share of Series A Preferred Stock shall be identical in all respects to every other Share of Series A Preferred Stock, except as to the respective dates from which dividends on the Series A Preferred Stock may begin accruing, to the extent such dates may differ.

2.     Dividends and Distributions. (a) Holders shall be entitled to receive dividends from time to time out of any assets of the Corporation legally available for the payment of dividends at the Series A Dividend Rate per share of Series A Preferred Stock, when, as, and if declared by the Board of Directors. Dividends on each share of Series A Preferred Stock shall be cumulative and shall accrue at the Series A Dividend Rate from the most recently preceding Series A Dividend Payment Date quarterly in arrears until such time as the Corporation redeems the Series A Preferred Stock in full in accordance with Section 6 or Section 7, whether or not such Series A Dividends shall have been earned or declared from the most recent date to which dividends have been paid or, if no dividends have been paid, from the Series A Original Issue Date, whether or not there are funds legally available for the payment thereof and whether or not restricted by the terms of any of the Corporation’s indebtedness outstanding at any time. Dividends, to the extent declared by the Corporation to be paid by the Corporation in accordance with this Section 2, shall be paid quarterly solely in cash (to the extent actually paid) on each Series A Dividend Payment Date and shall accumulate during each Series A Dividend Period. If any Series A Dividend Payment Date otherwise would fall on a day that is not a Business Day, declared Series A Dividends shall be paid on the immediately succeeding Business Day without the accumulation of additional dividends. Dividends on the Series A Preferred Stock shall be payable based on a 360-day year consisting of twelve 30-day months.

Exhibit A-1

(b)     Not later than 5:00 p.m., New York City time, on each Series A Dividend Payment Date, the Corporation shall pay those dividends, if any, that shall have been declared by the Board of Directors to the Holders as such Holders’ names appear on the Corporation’s stockholder records maintained by the Corporation on the record date. The Board of Directors shall fix a record date for the determination of Holders entitled to receive payment of a dividend declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof (the “Dividend Record Date”).

(c)     In the event the Corporation does not declare or pay a cash dividend pursuant to Section 2(a) in connection with any Series A Dividend Period, the Accrued Liquidation Preference shall be increased by the amount of the accrued but unpaid dividends for such Series A Dividend Period. Accrued Dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of Series A Preferred Stock at the time outstanding.

3.      Voting Rights. Notwithstanding anything to the contrary in this Statement of Designations or the Articles of Incorporation, the Holders have no voting rights except as set forth in Section 10 or as otherwise provided by the BCA, including as set forth in Section 89. The Holders, in their capacity as Holders of Series A Preferred Stock, have no right to vote on any matters on which holders of the Common Stock of the Corporation are entitled to vote and are not entitled to appoint any member to the Board of Directors of the Corporation. For the avoidance of doubt, the Series A Preferred Stock is a distinct class from the Common Stock of the Corporation and the Holders of the shares of the Series A Preferred Stock have no right to vote on any matters submitted to the holders of the Common Stock of the Corporation.

4.     Liquidation, Winding Up or Dissolution. (a) Upon any liquidation (voluntary or otherwise), winding up or dissolution of the Corporation (collectively, the “Liquidation Events”), Holders shall be entitled to receive out of the assets of the Corporation or proceeds thereof legally available for distribution to stockholders of the Corporation, (i) after satisfaction of all liabilities, if any, to creditors of the Corporation and (ii) before any applicable distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other classes or series of any Equity Interests that rank junior to the Series A Preferred Stock as to the payment of dividends and amounts payable upon a Liquidation Event (“Junior Equity”) then outstanding in respect of such Liquidation Event, a liquidating distribution or payment in full redemption of such Series A Preferred Stock in an amount equal to the Accrued Liquidation Preference.

Exhibit A-2

(b)     In the event of any distribution or payment described in Section 4(a) above where the Corporation’s assets available for distribution to the Holders are insufficient to satisfy the Accrued Liquidation Preference, the Corporation’s then remaining assets or proceeds thereof legally available for distribution to shareholders of the Corporation shall be distributed among the Holders of outstanding Series A Preferred Stock ratably on the basis of their Accrued Liquidation Preference. To the extent that the Holders of the Series A Preferred Stock receive a partial payment of their Accrued Liquidation Preference, such partial payment shall reduce the Accrued Liquidation Preference of their Series A Preferred Stock, but only to the extent of such amount paid.

(c)      After payment of the Accrued Liquidation Preference to the Holders, the Corporation’s remaining assets and funds shall be distributed among the holders of the Common Stock and any other Junior Equity then outstanding according to their respective rights and preferences.

5.     Bankruptcy Event. Upon a voluntary bankruptcy filing by the Corporation, or an involuntary bankruptcy filing is made in respect of the Corporation that has not been dismissed within 30 days, the Accrued Liquidation Preference shall become due and payable.

6.     Change of Control. Upon the Corporation becoming aware of the occurrence of a Change of Control (the “Change of Control Date”), the Corporation shall promptly, and in any event within three Business Days, deliver written notice (a “Change of Control Notice”) to each Holder listed in the stockholder records of the Corporation as of the close of business on the Change of Control Date. The Change of Control Notice will be sent to the Holders at the address of such Holders indicated in the stockholder records of the Corporation and may be sent by email if the Holder has previously provided this information to the Corporation. The Change of Control Notice shall offer to redeem all of such Holder’s Series A Preferred Stock in an amount in cash equal to the Mandatory Redemption Price per share of the Series A Preferred Stock as of the Change of Control Date. At any time during the period beginning on the Change of Control Date and ending ten (10) Business Days thereafter, such Holder may require the Corporation to redeem all of the shares of Series A Preferred Stock held by such Holder as of the Change of Control Date by delivering written notice thereof to the Corporation (a “Change of Control Redemption Notice”). If a Holder timely delivers a Change of Control Redemption Notice, each share of Series A Preferred Stock held by the Holder on the Change of Control Date shall be redeemed by the Corporation in cash at a price equal to the Mandatory Redemption Price. The Corporation shall make payment at the address of each such Holder indicated in the stockholder records of the Corporation of the Mandatory Redemption Price within seven (7) Business Days following the receipt of a Change of Control Redemption Notice, or for any amounts greater than $100,000, if designated by the Holder in the Change of Control Redemption Notice, by wire transfer to a specified account of the Holder.

7.     Redemption. (a) The Corporation shall have the right at any time and from time to time, subject to applicable law, to redeem, at its option, in whole or in part, at the then-applicable Optional Redemption Price, the Series A Preferred Stock (an “Optional Redemption”), pro rata among the Holders. Any such Optional Redemption shall be effected from funds legally available for such purpose. The Corporation may undertake multiple partial Optional Redemptions. Any Optional Redemption shall occur on a date set by the Corporation (the “Optional Redemption Date”).

Exhibit A-3

(b)      The Corporation shall mandatorily redeem (such mandatory redemption, together with any Optional Redemption, a “Redemption”) in whole, but not in part, all outstanding Series A Preferred Stock on January 14, 2020 (the “Mandatory Redemption Date” and together with any Optional Redemption Date, the “Redemption Date”) at the Mandatory Redemption Price. To the extent that the Corporation may not at such Mandatory Redemption Date legally redeem such Series A Preferred Stock, such mandatory redemption shall take place as soon as legally permitted.

(c)      The Corporation shall effect any Redemption by paying cash for each share of Series A Preferred Stock to be redeemed equal to the then-applicable Optional Redemption Price or Mandatory Redemption Price, as the case may be. The Corporation shall give notice of any redemption not less than 10 days and not more than 60 days before the scheduled Redemption Date to the Holders at the address of such Holders indicated in the stockholder records of the Corporation and may be sent by email if the Holder has previously provided this information to the Corporation. Such notice shall state: (1) the Redemption Date, (2) the number of shares of Series A Preferred Stock to be redeemed and, if less than all outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed from such Holder, (3) the Optional Redemption Price or Mandatory Redemption Price, as the case may be, and (4) that dividends on the Series A Preferred Stock to be redeemed shall cease to accumulate from and after such Redemption Date. The Corporation shall make payment at the address of such Holders indicated in the stockholder records of the Corporation of the Optional Redemption Price or Mandatory Redemption Price, as the case may be, within seven (7) Business Days following the Redemption Date, or for any amounts greater than $100,000, if designated by the Holder by written notice to the Corporation received prior to the Redemption Date, by wire transfer to a specified account of the Holder.

(d)     If the Corporation elects to redeem less than all of the outstanding shares of Series A Preferred Stock pursuant to an Optional Redemption, the number of shares to be redeemed shall be determined by the Corporation, and such shares of Series A Preferred Stock shall be redeemed pro rata among participating Holders with adjustments to eliminate fractional shares. The Corporation shall make an offer in respect of any Optional Redemption to all Holders on an equal and ratable basis and redeem shares in any such Optional Redemption pro rata among any such Holders that participate in such Optional Redemption. The Optional Redemption Price will be paid by the Corporation to Holders on the Redemption Date. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided in this Statement of Designations (including the Corporation’s right, if it elects so, to redeem all or part of the Series A Preferred Stock outstanding at a future date pursuant to a subsequent Optional Redemption at any relevant time in accordance with this Section 7).

8.        Reacquired Shares. (a)      Any offer for the redemption of shares of Series A Preferred Stock as provided for under Section 6 or Section 7, and any offer to acquire or repurchase shares of Series A Preferred Stock in any other manner, shall be made on an equal and ratable basis to all Holders.

Exhibit A-4

(b)     Any shares of Series A Preferred Stock redeemed or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. The Corporation and no one else shall cancel and destroy all certificates of Series A Preferred Stock surrendered for transfer, replacement or cancellation pursuant to Section 13. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

9.        Ranking. The Series A Preferred Stock, shall rank, with respect to payment of dividends and rights upon a Liquidation Event of the Corporation, senior to any other class or series of Equity Interests of the Corporation.

10.     Amendment. At any time when any shares of Series A Preferred Stock are outstanding, neither the Articles of Incorporation nor this Statement of Designations shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative consent of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class; provided that so long as Oaktree Capital Management (or its Affiliates) and/or GoldenTree Asset Management LP (or its Affiliates) continue to own all of the Series A Preferred Stock that each of them acquired on the Series A Original Issue Date (each such Holder, a “Continuing Stockholder”), any such amendment will also require the consent of any such Continuing Stockholder; and provided further that without the affirmative consent of all of the outstanding shares of Series A Preferred Stock, an amendment may not:

(1)     change the Liquidation Preference of the Series A Preferred Stock;

(2)     reduce the Series A Dividend Rate;

(3)     change the Mandatory Redemption Date; or

(4)     make any change in Section 8(a) or Section 9.

11.      Fractional Shares. No Series A Preferred Stock may be issued in fractions of a share.

12.     Conversion; Sinking Fund. The Series A Preferred Stock shall not be convertible into Common Stock or any other securities of the Corporation and shall not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series A Preferred Stock shall not be subject to any sinking fund requirements.

13.     Certificated Shares. (a) The Series A Preferred Stock shall be initially issued and thereafter evidenced only in definitive, certificated form substantially in the form set forth in Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Statement of Designations. The Series A Preferred Stock certificate may have notations, legends or endorsements required by applicable law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Corporation. Each Series A Preferred Stock certificate shall be dated the date of its issuance. Two officers of the Corporation shall sign any Series A Preferred Stock certificate for the Corporation by manual or facsimile signature. A Series A Preferred Stock certificate shall not be valid until executed by officers of the Corporation in the manner provided. The signatures shall be conclusive evidence that the Series A Preferred Stock certificate has been issued under this Statement of Designations.

Exhibit A-5

(b)     When a Series A Preferred Stock certificate is presented to the Corporation with a request to register the transfer of such Series A Preferred Stock certificate, or with a request to exchange such Series A Preferred Stock certificates for a Series A Preferred Stock certificate representing a number of shares of Series A Preferred Stock equal to the combined number of shares of Series A Preferred Stock represented by such presented certificates, the Corporation shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Series A Preferred Stock certificates surrendered for transfer or exchange:

(i)     shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)     is being transferred or exchanged pursuant to subclause (A) or (B) below, and is accompanied by the following additional information and documents as applicable:

(A)      if such Series A Preferred Stock certificates are being delivered to the Corporation by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit B hereto; or

(B)     if such Series A Preferred Stock is being transferred to the Corporation or to a “qualified institutional buyer” in accordance with Rule 144A under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to another exemption from registration under the Securities Act (1) a certification to that effect (in substantially the form of Exhibit B hereto) and (2) if the Corporation so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 13(c).

(c)	Each certificate evidencing the Series A Preferred Stock shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

Exhibit A-6

(d)     If any Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation will issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the certificate lost, stolen or destroyed, a replacement Series A Preferred Stock certificate of like tenor and representing an equivalent amount of Series A Preferred Stock, but only upon the receipt of evidence of such loss, theft or destruction of such certificate and, if requested by the Corporation, an indemnity on customary terms for such situations satisfactory to the Corporation.

(e)     (i)      To permit registrations of transfers and exchanges, the Corporation shall execute Series A Preferred Stock certificates as required pursuant to the provisions of this Section 13.

(ii)     All Series A Preferred Stock certificates issued upon any registration of transfer or exchange of Series A Preferred Stock certificates shall be the valid obligations of the Corporation, and the shares evidenced by such certificates shall be entitled to the same benefits under this Certificate as the shares of Series A Preferred Stock evidenced by certificates surrendered upon such registration of transfer or exchange.

(iii)     No service charge shall be made to a Holder for any registration of transfer or exchange of any Series A Preferred Stock on the transfer books of the Corporation, or upon surrender of any Series A Preferred Stock certificate. However, the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Series A Preferred Stock if the Person receiving shares in connection with such transfer or exchange is not the Holder thereof

(f)     Prior to due presentment for registration of transfer of any shares of Series A Preferred Stock, the Corporation may deem and treat the Person in whose name such shares of Series A Preferred Stock are registered as the absolute owner of such Series A Preferred Stock, and the Corporation shall not be affected by notice to the contrary. All notices and communications to be given to the Holders and all payments to be made to Holders under the Series A Preferred Stock shall be given or made only to the Holders of Series A Preferred Stock.

14.     Other Rights. The Series A Preferred Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Statement of Designations, the Articles of Incorporation, the Second Amended and Restated Bylaws or as provided by applicable law.

Exhibit A-7

15.     Certain Definitions.

“Accrued Dividends” shall mean, with respect to any share of Series A Preferred Stock, as of any date, the aggregate accrued and unpaid dividends on such share from, and including, the most recently preceding Series A Dividend Payment Date on which dividends were actually paid (or the Series A Original Issue Date, if such date is prior to a full fiscal quarter Series A Dividend Payment Date) to, but not including, such date, which dividends shall accumulate on a daily basis and will compound, calculated on the basis of actual days elapsed in a year of 360 days.

“Applicable Premium” shall be determined by reference to the table below, based on the occurrence of the Optional Redemption Date:

Optional Redemption Date	Applicable Premium

On and after [__], 2016 until [__], 2016	2.00%
From [__], 2016 until [__], 2016	1.50%
From [__], 2016 to [__], 2017	1.00%
From [__], 2017 to [__], 2017	0.50%
Thereafter	0.00%

“Accrued Liquidation Preference” means an amount equal to the Liquidation Preference plus any Accrued Dividends.

“Affiliate” means, with respect to any person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise or, for the purposes of the definition of “Independent Director” only, “control” shall mean, in addition, the power to vote 10% or more of the Voting Stock of such person; “controlling” and “controlled” have meanings correlative thereto;

“Articles of Incorporation” means the Second Amended and Restated Articles of Incorporation of the Corporation, as they may be amended from time to time in a manner consistent with this Statement of Designations, and shall include this Statement of Designations.

“BCA” means the Business Corporations Act of the Republic of the Marshall Islands.

“Board of Directors” means the board of directors of the Corporation.

“Business Day” means a day that is not a Saturday, a Sunday or other day on which banks in New York City are authorized or required to close.

Exhibit A-8

“Change of Control” means:

(a)

a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than holders of more than 35% but less than or equal to 45% of the Corporation’s Equity Interests as of October 9, 2014, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act and including by reason of any change in the ultimate “beneficial ownership” of the Equity Interests of the Corporation) of more than 35% of the total voting power of the Voting Stock of the Corporation (calculated on a fully diluted basis);

(b)

any person, other than holders of more than 35% but less than or equal to 45% of the Corporation’s Equity Interests as of October 9, 2014, obtains the power (whether or not exercised) to elect a majority of the Board of Directors; or

(c)

the occurrence of Independent Directors ceasing to comprise at least a majority of the Board of Directors of the Corporation; provided, that such occurrence shall not constitute a Change of Control for a period of forty-five days to the extent that it resulted solely from either of (A) the resignation of an Independent Director due to circumstances that would not allow for sufficient notice to be given for such Independent Director to be replaced with another Independent Director or (B) the death or incapacitation of an Independent Director.

“Common Stock” means the common stock of the Corporation, par value $0.01 per share, and any other outstanding class of common stock of the Corporation.

“Equity Interests” of any person means:

(a)	any and all shares and other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such person; and

(b)

all rights to purchase, warrants or options or convertible debt (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such person.

“Holder” means a holder of record of a share of Series A Preferred Stock.

“Independent Director” means, with respect to the Board of Directors of the Corporation, a director that (a) is an “Independent Director” (as defined under NASDAQ Marketplace Rule 5605(a)(2), or any successor rule adopted by NASDAQ) of the Corporation and (b) other than in his or her capacity as a member of such Board of Directors, or any committee of such Board of Directors, (i) has not received, accepted or otherwise become entitled to, directly or indirectly, any consulting, advisory, or other compensatory fee from the Corporation or any subsidiary thereof and (ii) is not an Affiliate of, or employed by or a director, partner or member of an Affiliate of, the Corporation or any subsidiary of the Corporation.

“Liquidation Preference” means $1,000.00 per share of Series A Preferred Stock.

“Mandatory Redemption Price” means 100.0% of the Accrued Liquidation Preference up to but not including the Redemption Date.

“Optional Redemption Price” means (i) the sum of 100% plus the Applicable Premium, if any, multiplied by (ii) the Accrued Liquidation Preference.

Exhibit A-9

“Series A Dividend Payment Date” means each [●], [●], [●] and [●] commencing [●], 2016.

“Series A Dividend Period” means a period of time from and including the preceding Series A Dividend Payment Date (other than the initial Series A Dividend Period, which shall commence on and include the Series A Original Issue Date), to but excluding the next Series A Dividend Payment Date for such Series A Dividend Period.

“Series A Dividend Rate” means (i) 15.0% per annum multiplied by (ii) the Accrued Liquidation Preference.

“Series A Original Issue Date” means [ ], 2016, the original date of issuance of the Series A Preferred Stock, provided, that, for any shares of Preferred Stock issued after [ ], 2016, the Series A Original Issue Date for such subsequently issued shares of Preferred Stock shall mean the original date of issuance of such shares.

“Voting Stock” of any person as of any date means the Equity Interests of such person that are at the time entitled to vote in the election of some or all of the members of the Board of Directors of such person.

[Signature page follows]

Exhibit A-10

IN WITNESS WHEREOF, the Corporation has caused this Statement of Designations of 15% Cumulative Nonparticipating Redeemable Series A Preferred Stock of Eagle Bulk Shipping Inc. to be signed by its Chief Executive Officer and Secretary on this day of , 2016.

EAGLE BULK SHIPPING INC.

By:
Name: Gary Vogel
Title: Chief Executive Officer

By:
Name: Adir Katzav
Title: Chief Financial Officer and Secretary

IN WITNESS WHEREOF, I have executed and subscribed this Statement of Designations and do affirm the foregoing as true under the penalties of perjury this day of , 2016.

Paul M. Leand, Jr.
Chairman of the Board

Attest:

Secretary

Exhibit A

FORM OF SERIES A PREFERRED STOCK

FACE OF SECURITY

Certificate No.	[ ] Shares of Series A Preferred

Stock

[    ]

Series A Preferred Stock

of

EAGLE BULK SHIPPING INC.

EAGLE BULK SHIPPING INC., a Republic of the Marshall Islands corporation (the “Corporation”), hereby certifies that [      ] (the “Holder”) is the registered owner of [shares written out (XX)] fully paid and non-assessable shares of preferred stock, par value $0.01 per share, of the Corporation designated as the 15% Cumulative Nonparticipating Redeemable Series A Preferred Stock (the “Series A Preferred Stock”). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Statement of Designations dated [     ], 2016, as the same may be amended from time to time (the “Statement of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Statement of Designations. The Corporation will provide a copy of the Statement of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to the Statement of Designations, which Statement of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Statement of Designations and is entitled to the benefits thereunder.

IN WITNESS WHEREOF, the Corporation has executed this certificate this day of , 2016.

By:		By:
	Name:		Name:
	Title:		Title:

Exhibit A-A-1

REVERSE OF SECURITY

Dividends on each share of Series A Preferred Stock shall be payable, when, as and if declared by the Corporation’s Board of Directors out of legally available funds as provided in the Statement of Designations.

The Corporation will furnish without charge and upon written request to each Holder the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

Exhibit A-A-2

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfer the shares of Series A Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Corporation. The agent may substitute another to act for him or her.

Date:________________________

Signature_____________________

(Sign exactly as your name appears on the other side of this certificate)

Exhibit A-A-3

Exhibit B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF SERIES A PREFERRED STOCK

Re:	15% Cumulative Nonparticipating Redeemable Series A Preferred Stock (the “Series A Preferred Stock”) of Eagle Bulk Shipping Inc. (the “Corporation”)

This certificate relates to shares of Series A Preferred Stock held by (the “Transferor”) in definitive form.

The Transferor has requested the Corporation by written order to exchange or register the transfer of Series A Preferred Stock.

In connection with such request and in respect of such Series A Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Statement of Designations relating to the above-captioned Series A Preferred Stock and that the transfer of this Series A Preferred Stock does not require registration under the Securities Act of 1933, as amended (the “Securities Act”) because: */

☐	such Series A Preferred Stock is being acquired for the Transferor’s own account without transfer;

☐	such Series A Preferred Stock is being transferred to the Corporation; or

☐

such Series A Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A, pursuant to Rule 144 under the Securities Act or in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Corporation so requests).

[INSERT NAME OF TRANSFEROR]

By:

Date:

*/	Please check applicable box.

Exhibit A-A-4

Exhibit B

Form of Opinion of Seward & Kissel LLP

1.     The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands based solely upon a certificate of good standing dated           , 2016 issued by the Registrar of Corporations of the Republic of the Marshall Island.

2.     The Corporation has the corporate power and authority to execute and deliver the Preferred Stock Purchase Agreement and to perform its obligations thereunder, including, without limitation, to issue, sell and deliver the Series A Preferred Stock as contemplated by the Preferred Stock Purchase Agreement, and the Preferred Stock Purchase Agreement has been duly executed and delivered by the Corporation.

3.     The Statement of Designations and the Series A Preferred Stock has been duly authorized by the Corporation and the Statement of Designations has been filed with the registrar of Corporations of the Republic of the Marshall Islands, and when the shares of Series A Preferred Stock are issued and delivered as provided for in the Preferred Stock Purchase Agreement, the Series A Preferred Stock will be validly issued and fully paid and non-assessable, and the issue of such Series A Preferred Stock will not be subject to any preemptive or similar rights.

4.     The execution and delivery by the Corporation of, and the performance by the Corporation of its obligations under, the Preferred Stock Purchase Agreement, the execution and filing of the Statement of Designations, the issuance and sale of the Series A Preferred Stock and the consummation of the transactions contemplated by the Preferred Stock Purchase Agreement do not and will not violate or conflict with any provision of (i) applicable Marshall Islands law, rule or regulation, or, to our knowledge, any order of any court or governmental agency or body in the Republic of the Marshall Islands having jurisdiction over the Corporation or (ii) the Amended and Restated Articles of Incorporation or Bylaws of the Corporation.

5.     No consent, approval, authorization or order of, or qualification with, any governmental body or agency of the Republic of the Marshall Islands is required for the performance by the Corporation of its obligations under the Preferred Stock Purchase Agreement.

Exhibit B-1

Exhibit C

Form of Opinion of Akin Gump Strauss Hauer & Feld LLP

1.     Assuming, without independent investigation, (a) the accuracy of the representations and warranties of the Company set forth in the Purchase Agreement and in the Due Diligence Documents; (b) the accuracy of the representations and warranties of each of the Purchasers set forth in the Purchase Agreement; (c) the due performance by the Company and each of the Purchasers of their respective covenants and agreements set forth in the Purchase Agreement; (d) the timely filing of all notices required to be filed with any Federal agency subsequent to the date hereof in order to secure exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); (e) that the Company and any person acting on its behalf have complied and will comply with the limitations on manner of offering and sale set forth in Rule 502(c) promulgated under the Securities Act with respect to all offers and sales of the Preferred Stock; (f) that none of the persons described in Rule 506(d)(1) under the Securities Act, are subject to any conviction, order, judgment, decree, bar, suspension, expulsion or similar event that would result in disqualification from use of Rule 506 pursuant to Rule 506(d) or would require disclosure under Rule 506(e); (g) the offer and sale of the Preferred Stock will not be integrated with the offer or sale of any other securities of the Company under the Securities Act; and (h) that neither the Company nor any other person or entity will, after the offer, issue, sale and delivery of the Preferred Stock, take or omit to take any action that would cause such offer, issue, sale or delivery not to constitute an exempted transaction under the Securities Act, the offer, issue, sale and delivery of the Preferred Stock by the Company to the Purchasers in the manner contemplated by the Purchase Agreement do not require registration under the Securities Act, it being expressly understood that we express no opinion as to any subsequent offer or resale of any of the Preferred Stock.

2.     The Company is not, and immediately after the closing of the transactions contemplated by the Purchase Agreement, the Company will not be, an “investment company” required to register under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Exhibit C-1